Exhibit 1 (ii)

               FORM OF UNDERWRITER'S COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND
COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED PRIOR TO ONE YEAR AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AND THE REGISTERED HOLDER OF THIS WARRANT, BY ITS/HIS/HER ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT PRIOR TO THAT DATE.

VOID  AFTER  12:00  P.M.,  SPOKANE,  WASHINGTON  TIME,  ON               ,  2006


Warrant to subscribe for and purchase up to 80,000 shares of Common Stock, $0.001par value, of

                       TEMPORARY FINANCIAL SERVICES, INC.
                       ----------------------------------

This  is  to  Certify  That,

FOR VALUE RECEIVED, Public Securities, Inc.(the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from TEMPORARY FINANCIAL SERVICES, INC., a Washington Corporation ("Company"), at any time on or after ______, 2001, and not later than 12:00 p.m., Spokane, Washington Time, on _____ , 2006, a total of 000,000 shares of Common Stock of the Company ("Securities") exercisable at a purchase price of $7.00 for the Securities which is 140% of the public offering price. The number of Securities to be received upon the exercise of this Warrant and the price to be paid for the Securities may be adjusted from time to time as hereinafter set forth. The purchase price of a Security in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of Warrants identical in form issued by the Company to purchase an aggregate of up to 80,000 Shares of Common Stock. The Securities, as adjusted from time to time, underlying the Warrants are hereinafter sometimes referred to as "Warrant Securities". The Securities issuable upon the exercise hereof are in all respects identical to the securities being purchased by the Underwriter for resale to the public pursuant to the terms and conditions of the Underwriting Agreement entered into on this date between the Company and Holder.

1) Exercise of Warrant. Subject to the provisions of Section (7) hereof, this Warrant may be exercised in whole or in part at anytime or from time to time on or after (to be subject to effective date) , 2001, but not later than
12:00  p.m.,  Spokane, Washington Time on         , 2006, or if                ,
2006 is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock or Redeemable Warrants, as the case may be as specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees to provide notice to the Holder that any tender offer is being made for the Securities no later than the first business day after the day the


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Company becomes aware that any tender offer is being made for the Securities. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder along with any additional Redeemable Warrants not exercised. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the total Exercise Price, the Holder shall be deemed to be the holder of record of the Securities issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Securities shall not then be actually delivered to the Holder.

2) Reservation of Securities. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Securities as shall be required for issuance or delivery upon exercise of this Warrant. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Securities and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Securities issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

3) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

(a) If the Securities are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or,

(b) If the Securities are not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted on NASDAQ or quoted by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or (c) If the Securities are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

4) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Securities purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated until after one year from the effective date of the registration statement except that it may be (i) assigned in whole or in part to the officers of the "Underwriter(s)", and (ii)


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transferred  to  any successor to the business of the "Underwriter(s)." Any such assignment shall be made by surrender of this Warrant to the Company, or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in-such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

6) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend exclusive of a cash dividend, or make any distribution upon the Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for equivalent securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

7)     Adjustment  of  Exercise  Price  and  Number  of  Shares  of Common Stock
Deliverable.

(A)
(i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein call a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price of the Common Stock issuable upon the exercise of the Warrant


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and  the Redeemable Warrant in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

For  the  purposes  of any adjustment to be made in accordance with this Section
(7)  the  following  provisions  shall  be  applicable:

(I) Shares of Common Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(II) The number of shares of Common Stock at any one time outstanding shall not be deemed to include the number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

(ii)     Upon  each  adjustment  of  the Exercise Price pursuant to this Section
(7), the number of shares of Common Stock and Redeemable Warrants purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock and Redeemable Warrants purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

(B) In case of any reclassification or change of outstanding Securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation other than a merger with a "Subsidiary" (which shall mean any corporation or corporations, as the case may be, of which capital stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time capital stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries) or by the Company and one or more Subsidiaries in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the principal office of the Company a statement signed on its behalf by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section
(7)(A). The above provisions of this Section (7)(B) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(C) Irrespective of any adjustments or changes in the Exercise Price or the number of Securities purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall (unless the Company shall exercise its option to issue new Warrant Certificates pursuant hereto) continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder as expressed in the Warrant Certificates when the same were originally issued.

(D)     After  each  adjustment  of  the Exercise Price pursuant to this Section
(7), the Company will promptly prepare a certificate signed on its behalf by the President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of Securities purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate in the Company's minute books and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(i) Intent of Provisions. Notwithstanding any provision to the contrary, if any event occurs as to which, in the opinion of the Board of Directors of the Company, the other provisions of this Section 7 are not strictly applicable or if strictly applicable, would not fairly protect the rights of the Holders' Warrant in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holders. Upon receipt of such opinion by the Board of Directors of the Company, the Company shall forthwith make the adjustments described therein

(E) No adjustment of the Exercise Price shall be made as a result of or in connection with the issuance or sale of Securities if the amount of said adjustment shall be less than $0.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.


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(F)     In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend consisting solely of shares of Common Stock or otherwise distribute to its stockholders any assets, property, rights, or evidences of indebtedness, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Securities or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, or evidences of indebtedness, that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section (7).

(G)
(G.1) Right to Exercise on a Net Issuance Basis. In lieu of exercising this Warrant for cash, the Holder shall have the right to exercise this Warrant or any portion thereof (the "Net Issuance Right") into Common Stock as provided in this Section G.1 at any time or from time to time during the period specified on page one of this Warrant Agreement, hereof by the surrender of this Warrant to the Company with a duly executed and completed Exercise Form marked to reflect net issuance exercise. Upon exercise of the Net Issuance Right with respect to a particular number of shares subject to this Warrant and noted on the Exercise Form (the "Net Issuance Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise price of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate fair market value of the Net Issuance Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date (as herein defined) by (Y) the fair market value one share of Common Stock on the Net Issuance Exercise Date (as herein defined). Expressed as a formula as shown below, such net issuance exercise shall be computed as follows: X = B-A -- Y Where: X = the number of shares of Common Stock that may be issued to the Holder Y = the fair market value ("FMV") of one share of Common Stock as of the Net Issuance Exercise Date A = the aggregate Exercise Price (i.e. the product determined by multiplying the Net Issuance Warrant Shares by the Exercise Price) B = the aggregate FMV (i.e. the product determined by multiplying the FMV by the Net Issuance Warrant Shares).

(G.2)     Determination  of  Fair  Market  Value.  For  purposes of this Section
G.1.2, "fair market value" of a share of Common Stock as of the Net Issuance Exercise Date shall mean:

(i) if the Net Issuance Right is exercised in connection with and contingent upon a Public Offering, and if the Company's registration Statement relating to such Public Offering has been declared effective by the SEC, then the initial "Price to Public" specified in the final Prospectus with respect to such offering.

(ii) if the Net Issuance Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the last reported sale price or if no reported sale takes place, the average of the last reported sale prices for the last three (3) trading days prior to the Net Issuance Date;



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(b)     If  traded on the Nasdaq National Market or the Nasdaq Small Cap Market,
the fair market value of the Common Stock shall be deemed to be the average of the last reported sale price of the common Stock on such Market over the last three (3) trading days prior to the Net Issuance Exercise Date;

(c) If traded over-the-counter other than on the Nasdaq National market or the Nasdaq SmallCap Market, the fair market value of the Common Stock shall be deemed to be the average of the midpoint between the closing bid and ask prices of the Common Stock over the 3-day trading period prior to the Net Issuance Exercise Date; and,

(d) If there is no public market for the Common Stock, then the fair market value shall be determined by mutual agreement of the Warrantholder and the Company, and if the Warrantholder and the company are unable to so agree, at the Company's sole expense, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Warrantholder.

8) Piggyback Registration. If, at any time commencing one year from the effective date of the registration statement and expiring four (4) years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than in connection with a merger or pursuant to Form S-8, S-4 or other comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Holder or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Underwriter and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement. In the event any underwriter underwriting the sale of securities registered by such registration statement shall limit the number of securities includable in such registration by shareholders of the Company, the number of such securities shall be allocated pro rata among the holders of Warrants and the holders of other securities entitled to piggyback registration rights. Notwithstanding the provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

9)     Demand  Registration.

(a) At any time commencing one year from the effective date of the registration statement and expiring four (4) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section (i) hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

(b) The Company covenants and agrees to give written notice of any registration request under this Section (i) by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10)  days  from  the  date  of  the  receipt  of any such registration request.

(c) In addition to the registration rights under this Section (9) at any time commencing one year after the effective date of the registration statement and expiring four (4) years thereafter, the Holders of Representative's Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by such Holders of its Warrant Securities; provided, however, that the provisions of Section (9)(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

10) Covenants of the Company With Respect to Registration. In connection with any registration under Section (8) or (9) hereof, the Company covenants and agrees as follows:

(a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

(b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections (h), (i) and (j) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section (10)(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.

(c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement relating to the offering.

(e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

(f) The Holder(s) may exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

(g) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section (9) hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section (9) hereof, other than a secondary offering of equity securities of the Company, without the prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such securities.

(h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (x) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (y) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

(i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

(j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or an Exchange. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

(k) The Company shall enter into an underwriting agreement with the managing underwriters, which may be the Underwriter. Such agreement shall be satisfactory in form and substance to the Company, and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter; provided however, that no Holder shall be required to make any representations, warranties or covenants or grant any indemnity to which it shall object in any such underwriting agreement. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

(l) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty (50%) of the then outstanding Warrants and Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

11) Buy-Out of Registration Demand. In lieu of carrying out its obligations to effect a Piggyback Registration or Demand Registration of any registrable securities pursuant to the Section, the Company may carry out such obligation by offering to purchase and purchasing such Registrable Securities requested to be registered in an amount in cash equal to the difference between (a) 95% of the last sale price of the Common Stock on the day the request for registration is made and (b) the Exercise Price in effect on such day; the purchase transaction closing within three (3) business days; provided however, that the Holder or Holders may decline such request rather than accept such offer by the Company.

12)     Conditions  of  Company's  Obligations.  The  Company's obligation under
Section 10 hereof shall be conditioned as to each such public offering, upon a timely receipt by the Company in writing of: (a) Information as to the terms of such public offering furnished by or on behalf of the Holders making a public distribution of their Warrant Securities.

13) Continuing Effect of Agreement. The Company's agreements with respect to the Warrant Securities in this Warrant will continue in effect regardless of the exercise or surrender of this Warrant.

14) Notices. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to him or sent to 300 North Argonne Road, Suite 202, Spokane, Washington 99212, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to John R. Coghlan, 422 West Riverside, Suite 1313, Spokane, Washington, 99201. The Company may change its address by written notice to

15) Limited Transferability. This Warrant Certificate and the Warrant may not be sold, transferred, assigned or hypothecated for a one-year period after the effective date of the Registration Statement except to underwriters of the Offering referred to in the Underwriting Agreement or to individuals who are either partners or officers of such an underwriter or by will or by operation of law and if transfer occurs after one year, the warrant must be exercised immediately upon transfer or it shall lapse. The Warrant may be divided or combined, upon request to the Company by the Warrant holder, into a certificate or certificates evidencing the same aggregate number of Warrants. The Warrant may not be offered, sold, transferred, pledged or hypothecated in the absence of any effective registration statement as to such Warrant filed under the Act, or an exemption from the requirement of such registration, and compliance with the applicable federal and state securities laws. The Company may require an opinion of counsel satisfactory to the Company that such registration is not required and that such laws are complied with. The Company may treat the registered holder of this Warrant as he or it appears on the Company's book at any time as the Holder for all purposes. The Company shall permit the Holder or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

16) Transfer to Comply With the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Securities, or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Sections (8) or (9) hereof; unless counsel satisfactory to the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary: "The warrants represented by this certificate are restricted securities and may not be offered for sale, sold or otherwise transferred unless an opinion of counsel satisfactory to the Company is obtained stating that such offer, sale or transfer is in compliance wrath state and federal securities law.

17) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to conflict of law principles.

18) Amendment/Assignability. This Warrant may not be amended except in a writing signed by each Holder and the Company. This Warrant Certificate and the options evidenced hereby may not be sold, transferred, pledged, hypothecated or otherwise disposed of except by Will, the Laws of Descent and Distribution, or other testamentary transfer. Each Holder of this Warrant Certificate, and any shares of capital stock of the Company issued upon exercise of any such warrant, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 7. Notwithstanding the above the Holder may transfer twelve (12) months from the date herein, a portion or all of the Holder's Warrants to certain persons, including but not limited to the Holder's officers, directors, shareholders, employees or Registered Representatives,

19) Severability. If any provisions of this Warrant shall be held to be invalid or unenforceable, such invalidity or enforceability shall not affect any other provision of this Warrant.

20)     Survival  of  Indemnification Provisions. The indemnification provisions
of  this  Warrant  shall  survive  until               ,  2012.

21) Company to Provide Reports. Etc. While this Warrant Certificate remains outstanding, the Company shall mail to the persons in whose name this Warrant Certificate is registered copies of all reports and correspondence which the Company mails to its stockholders.

22) Representations and Warranties of Holder. The Holder hereby represents and warrants to the Company:

(a) The Holder understands that this Warrant Certificate and the Common Shares to be issued herein, HAS NOT BEEN APPROVED OR DlSAPPROVED BY TME UNITED STATES SECURITIES AND EXCHANGE COMMISION, THE STATE OF WASHINGTON, OR ANY OTHER STATE SECURITIES AGENCIES.

(b) This Warrant Certificate and the Common Stock to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company and the prior opinion of counsel for the Company, that such disposition will not violate Federal and/or State Securities Acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(c) To the extent that any Federal and/or State Securities laws shall require, the Holder hereby agrees that any shares acquired pursuant to this Warrant Certificate shall be without preference as to dividends, assets, or voting rights and shall have no greater or lesser rights per share than the securities issued for cash or its equivalent.

(d) This Warrant is subject in all respects to the terms and provisions of an Underwriting Agreement between the Company and Public Securities, Inc., (the Underwriter therein and the initial Holder hereof), relating to a public
offering  of  the  Common  Stock of the Company dated                    , 2001.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company this day of June, 2001.

TEMPORARY  FINANCIAL  SERVICES,  INC.

By
     John  R.  Coghlan,  President
Date:

Attest:


     Brad  E.  Herr,  Secretary

                                  PURCHASE FORM

The Undersigned hereby exercises the Warrant Certificate to subscribe for and purchase shares of Common Stock, $.001 par value ("Common Shares"), of Temporary Financial Services, Inc., a Washington Corporation, evidenced by the within the Warrant Certificate and herewith makes payment of the Exercise. Kindly issue certificates for the Common Shares in accordance with the instructions given below. The certificate for the unexercised balance, if any, of the within Warrant Certificate will be registered in the name of the undersigned.

Dated:


(Signature)

Instructions  for  registration  of  Common  Shares


Name  (Please  print)

Social  Security  or  Other  Identifying  Number:

Address:

Street

City,  State  and  Zip  Code


HOLDER:

PUBLIC  SECURITIES,  INC.

By:
Title:     President

Instructions for registration of certificate representing the unexercised balance of Warrant (if any)

Name  (Please  print)

Social  Security  or  Other  Identifying  Number:

Address:

Street

City,  State  and  Zip  Code

                               FORM OF ASSIGNMENT
                (to be executed by the registered holder hereof)

FOR  VALUE  RECEIVED,                      does hereby sell, assign and transfer
unto                                         the right to purchase shares of the
Common  Stock  of  the Company, $.001 par value ("Common Shares"), of  Temporary
Financial  Services,  Inc.                                    evidenced  by  the
within Warrant, and does hereby irrevocably constitute and appoint attomey, to transfer such right on the books of the Company with full power of substitution in the premises.

DATED:                   ,  200



(Signature)


(Signature

Exhibit 1 (iii)

                                 800,000  SHARES

                            (A  WASHINGTON  CORPORATION)
                                 ($5.00  PER  SHARE)

                            SELECTED  DEALERS  AGREEMENT
                            ----------------------------

                                                                         ,  2001

Gentlemen:

We have agreed to act as the exclusive agent of Temporary Financial Services, Inc., a Washington Corporation ("Company"), pursuant to an Underwriting Agreement between the Company and us ("Underwriter"), which may be obtained from us on written request, for the sale to the public of an aggregate of 800,000 Shares of Common Stock, par value $0.001 ("Shares"). The Shares are described in the enclosed Prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

We invite your participation as a Selected Dealer ("Selected Dealer") in offering to the public, a part of the Shares at the initial public offering price of $5.00 per share. As a Selected Dealer, you will be allowed, subject to the sale of Shares in the public offering, a Commission of 8% per Shares on all Shares sold by you. Payment of such commissions will be made within five (5) business days after the payment of the proceeds to the Company. The Shares will be offered to the public on a "best efforts" basis subject to the approval of certain legal matters by counsel and subject to certain other items and conditions. We reserve the right to withdraw, cancel or modify any offer.

You confirm you are a Selected Dealer: (i) registered with the Securities and Exchange Commission ("Commission") as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and a member in good standing with the National Association of Securities Dealers, Inc. ("NASD"); (ii) and, in making sales, to comply with the NASD's interpretation with Respect to Free Riding and Withholding (IM-2110-1); (iii) actually engaged in the investment banking or securities business and who is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

In making sales, you hereby agree to comply with the provisions of Article III of the Rules of Fair Practice of the NASD. Any agreement herein is conditioned on your being qualified and registered under applicable securities laws, if any, to act as a dealer or broker in securities and your compliance with the NASD's Rules of Fair Practice, including, but not limited to, IM2300, and Sections 8, 24, 25 and 36 of such Rules, or if you are a foreign broker-dealer not eligible for NASD membership, then it is conditioned upon your agreement to make no offer or sale of the Shares within the United States, its territories or possessions or to residents therein or nationals thereof, and in making offers and sales to conform to the applicable NASD Rules of Fair Practice and interpretations as though you were a member of the NASD. You represent that you meet such conditions and acknowledge your familiarity with applicable law, rules, regulations and releases, and agree that you will not directly or indirectly violate any of such applicable provisions in connection with your acting as a Selected Dealer.

You confirm that you agree to abide by all the applicable rules and regulations of the Securities and Exchange Commission and interpretations thereof, including those as to "penny stocks" and "designated securities". Such rules include but are not limited to Rule 15c2-6, Exchange Act Rule 15(g), and the interpretations thereunder, and Exchange Act Rule 15c2-6. Your attention is called to and you agree to comply with the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD; (b) Section 10(b) of the 1934 Act and Regulation M, 10b-10 of the general rules and regulations promulgated under the 1934 Act; (c) Rule 15c2-8 of the general rules and regulations promulgated under the 1934 Act requiring the distribution of a preliminary Prospectus to all persons reasonably expected to be purchasers of the Securities from you at least 48 hours prior to the time you expect to mail confirmations; and, (d) all the applicable rules and regulations of the NASD and the interpretations thereof promulgated by the Board of Governors thereof, including those as to "Free Riding and Withholding", including Sections 8-24 and 8-36.

All orders will be strictly subject to confirmation and we reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and allot. Neither you nor any other person is authorized by the Company or us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Dealer is authorized to act as agent for us when offering the Shares to the public or otherwise. A registration statement covering the offering has been filed with the Securities and Exchange Commission in respect to the Securities. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Securities pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. Nothing contained herein shall render the Selected Dealers a member of the Underwriting Group or partners with the Underwriter or with one another.

Payment for the Shares purchased by your customer is to be made by 12:00 noon the next business day following receipt of the proceeds from your customers by your customer's check or by your certified or banks cashier's check made payable to "Sterling Savings Bank, ESCROW AGENT FOR TEMPORARY FINANCIAL SERVICES" at 111 N. Wall Street, Spokane, Washington 99201, at the initial public offering price against delivery of the Shares to be purchased by your customer. In addition, there shall be provided to us at 300 North Argonne Road, Suite 202, Spokane, Washington, 99212 Attn: William F. Ross, President, the names and addresses of the purchasers, the number of Shares purchased by each, the amount paid therefore, and whether the amount paid was in the form of cash or evidenced by a check.

This agreement shall terminate at the close of business on the day after the Date of Delivery (as defined in the Underwriting Agreement), unless earlier terminated. We may terminate this Agreement at any time by written or telegraphic notice to you.

In the event that prior to the termination of this Agreement we purchase in the open market or otherwise, any Shares delivered to you, you agree to repay to us the amount of the above concession to Selected Dealers plus brokerage commissions and transfer taxes paid in connection with such purchase or contract to purchase.

You agree to indemnify us and to hold us harmless and each person, if any, who controls us, within the meaning of Section 15, of the Securities Act of 1933 ("1933 Act"), against any and all losses, claims, damages, or liabilities to which we may become subject as a result of you breach of this agreement or of your failure to perform any of the promises contained herein, and will also reimburse us, or any controlling connection with investigation or defending such action or claim.

We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the 1933 Act, or of the rules and regulations of the Securities and Exchange Commission ("Commission") issued thereunder.

Upon application to us, we will inform you as to the jurisdictions in which we believe the Shares have been qualified for sales under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. You agree not to sell Securities in any other state or jurisdiction and to not sell Securities in any state or jurisdiction unless you are qualified or licensed to sell securities in such state or jurisdiction.

You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and confirm that you have complied and will comply therewith.

We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act, or the 1934 Act or the rules and regulations of the Commission thereunder.

You, as a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited laws and rules and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Securities. You, by becoming a member of the Selected Dealers represent that (a) neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD), nor to your knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling group or distribution group, and any other persons associated with or related to any of the foregoing) or any other broker-dealer,
(i) within the last 18 months have purchased in private transactions, or intends before, at or within 6 months after the commencement of the public offering of the Securities, to purchase in private transactions, any securities of the Company or any parent, predecessor, or subsidiary thereof, (ii) within the last 12 months had any dealings with any of the Company or the parent, predecessor, subsidiary or controlling shareholder thereof, or (iii) have, except as contemplated by this Agreement, any agreement, arrangement or understanding to receive compensation in connection with (as defined by the NASD) the distribution of the Securities.

Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.

This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Selected Dealer and Public Securities, Inc. (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, or promoters of the Public Securities), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Revised Code of Washington, 7.04. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom then shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

Please confirm your agreement hereto by a facsimile transmission of your acceptance and by signing and returning at once to us at 300 North Argonne Road, Suite 202, Spokane, Washington, 99212 Attn: William F. Ross, President, (509-892-5620) the enclosed duplicate of this letter. Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.

Your  Truly:

PUBLIC  SECURITIES,  INC.

By:
Title:

       Shares
Selected  Dealers  Allocation

AGREED  AND  ACCEPTED  as  of  the  date  first  above  written:

SELECTED  DEALER


By:
Title:

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS





Board  of  Directors
Temporary  Financial  Services,  Inc.  and  Subsidiary


We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-60326 on Form SB-2 of our report, dated February 15, 2001, relating to the consolidated financial statements of Temporary
Financial Services, Inc. and Subsidiary. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


                           /s/ LeMASTER & DANIELS PLLC
                          Certified Public Accountants




Spokane,  Washington
December  13,  2001